Exhibit 1.1

Alzheon, Inc.

[•] Shares

Common Stock

($0.001 par value)

Underwriting Agreement

New York, New York

[•], 2018

ThinkEquity, a division of Fordham Financial Management, Inc.

H.C. Wainwright & Co., LLC

                As Representatives of the several Underwriters

c/o ThinkEquity, a division of Fordham Financial Management, Inc.

17 State Street, 22nd Floor

New York, NY 10004

c/o H.C. Wainwright & Co., LLC

430 Park Avenue, 3rd Floor

New York, NY 10022

Ladies and Gentlemen:

Alzheon, Inc., a corporation organized under the laws of Delaware (the “Issuer”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom ThinkEquity, a division of Fordham Financial Management, Inc. (“ThinkEquity”) and H.C. Wainwright & Co., LLC are acting as representatives (collectively, the “Representatives”), [•] shares of common stock, $0.001 par value per share (“Common Stock”) of the Issuer (said shares to be issued and sold by the Issuer being hereinafter called the “Underwritten Securities”). The Issuer also proposes to grant to the Underwriters an option to purchase up to [•] additional shares of Common Stock to cover over-allotments, if any (the “Option Securities;” the Option Securities, together with the Underwritten Securities, hereinafter called the “Securities”). [The Issuer also proposes to issue to the Representatives (and/or their designees) on the Closing Date (as defined herein) warrants (collectively, the “Representatives’ Warrants”), evidenced by the warrant agreement in the form attached hereto as Exhibit A (the “Representatives’ Warrant Agreement”), exercisable, subject to the terms and conditions hereof, for the purchase of up to an aggregate of [•] shares of Common Stock (the “Representatives’ Warrant Shares”), representing 2% of the Underwritten Securities, for an aggregate purchase price of $[100.00]. The Representatives’ Warrants and the Representatives’ Warrant Shares are hereinafter referred to together as the “Representatives’ Securities.”]1 This Agreement, including all exhibits attached hereto, is referred to as the “Underwriting Agreement” or the “Agreement.”

[1]	NTD: Include only if the net proceeds from the offering to the Issuer are at least $35 million.

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Underwriters as used herein shall mean you, as Underwriter. The offering and sale of the Securities and the Representatives’ Securities contemplated by this Agreement is referred to herein as the “Offering.”

1. Representations and Warranties. The Issuer represents and warrants to, and agrees with, each Underwriter as set forth below:

(a) The Issuer has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement (file number 333-227057) on Form S-1 including exhibits and financial statements and any prospectus supplement relating to the Securities and the Representatives’ Securities that is filed with the SEC pursuant to Rule 424(b) under the Securities Act and deemed part of such registration statement pursuant to Rule 430A under the Securities Act, as amended at the Execution Time and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (as defined herein) relating to the Offering (the “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be (the “Registration Statement”), including a related preliminary prospectus, for registration under the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Securities Act”) of the Offering. Such Registration Statement, including any amendments thereto filed prior to the date and time that this agreement (the “Underwriting Agreement”) is executed and delivered by the parties hereto (the “Execution Time”), has become effective. The Issuer may have filed one or more amendments thereto, including a related preliminary prospectus relating to the Securities and the Representatives’ Securities which is used prior to the filing of the Prospectus (the “Preliminary Prospectus”), each of which has previously been furnished to you. The Issuer will file with the SEC a final prospectus relating to the Securities and the Representatives’ Securities in accordance with Rule 424(b) after the Execution Time (the “Prospectus”). As filed, such Prospectus shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein;

(b) On each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective (the “Effective Date”), the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) under the Securities Act and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof;

(c) The “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (the “Issuer Free Writing Prospectuses”), if any, identified in Schedule II hereto and (iii) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. The (i) Disclosure Package, (ii) each electronic road show, when taken together as a whole with the Disclosure Package and (iii) any individual Written Testing-the-Waters Communication (as defined below), when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof;

(d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuer was not and is not an ineligible issuer, as defined in Rule 405 under the Securities Act (an “Ineligible Issuer”), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Issuer be considered an Ineligible Issuer;

(e) From the time of initial confidential submission of the Registration Statement to the SEC (or, if earlier, the first date on which the Issuer engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Issuer has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act;

(f) The Issuer (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Issuer reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Issuer has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act;

(g) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof;

(h) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification;

(i) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Material U.S. Federal Income Tax Matters,” “Risk Factors – Risks Related to Healthcare Laws and Other Legal Compliance Matters,” “Risk

Factors – Risks Related to Our Intellectual Property,” “Business – Intellectual Property” and “Business – Government Regulation” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(j) This Underwriting Agreement and the Representatives’ Warrant Agreement have been duly authorized, executed and delivered by the Issuer;

(k) The Issuer is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(l) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities and the Representatives’ Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus;

(m) Neither the issue and sale of the Securities and the Representatives’ Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer pursuant to (i) the charter or by-laws of the Issuer, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its properties;

(n) No holders of securities of the Issuer have rights to the registration of such securities under the Registration Statement except for such as have been effectively waived;

(o) The historical financial statements and schedules of the Issuer included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Issuer as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Information” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein;

(p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or its property is pending or, to the best knowledge of the Issuer, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Underwriting Agreement, the Representatives’ Warrant Agreement or the consummation of any of the transactions contemplated hereby or thereby (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Issuer, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Prospectus;

(q) The Issuer owns or leases all such properties as are necessary to the conduct of its operations as presently conducted;

(r) The Issuer is not in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its properties, except as, in the case of clauses (ii) and (iii) a violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(s) KPMG LLP, who has certified certain financial statements of the Issuer and delivered its report with respect to the audited financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Issuer within the meaning of the Securities Act and the applicable published rules and regulations thereunder;

(t) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Underwriting Agreement, the Representatives’ Warrant Agreement or the issuance by the Issuer or sale by the Issuer of the Securities or the Representatives’ Securities;

(u) The Issuer has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) No labor problem or dispute with the employees of the Issuer exists or is threatened or, to the Issuer’s knowledge, imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect;

(w) The Issuer is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Issuer or its businesses, assets, employees, officers and directors are in full force and effect; the Issuer is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Issuer under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Issuer has not been refused any insurance coverage sought or applied for; and the Issuer has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect;

(x) The Issuer possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct its business, and the Issuer has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(y) The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Issuer’s internal controls over financial reporting are effective and the Issuer is not aware of any material weakness in its internal controls over financial reporting;

(z) The Issuer has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities and the Representatives’ Warrant Shares;

(aa) The Issuer is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, the Issuer has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

(bb) None of the following events has occurred or, to the Issuer’s knowledge, exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Issuer that could reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Issuer that could reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or, to the Issuer’s knowledge, is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Issuer compared to the amount of such contributions made in the most recently completed fiscal year of the Issuer; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Issuer compared to the amount of such obligations in the most recently completed fiscal year of the Issuer; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Issuer related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Issuer may have any liability;

(cc) There is and has been no failure on the part of the Issuer and, to the Issuer’s knowledge, any of the Issuer’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans;

(dd) The Issuer is not nor, to the knowledge of the Issuer, is any director, officer, agent, employee, affiliate or other person acting on behalf of the Issuer aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Issuer has instituted and maintains policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder;

(ee) The operations of the Issuer are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer, threatened;

(ff) Neither the Issuer nor, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer (i) is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise);

(gg) The Issuer has not engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Issuer have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country;

(hh) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, as applicable, the Issuer (i) is in compliance with all statutes, rules and regulations, to the extent applicable to the operations of the Issuer, relating to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product manufactured or distributed by the Issuer including, without limitation the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §301 et seq.), the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 and the regulations promulgated thereunder, and any successor government programs and comparable state laws (collectively, the “Applicable Laws”), except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; (ii) has not received any written notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting noncompliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except in each case as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) possesses all Authorizations and such Authorizations are valid and in full force and effect and is not in violation in any material respect of any term of any such Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations nor, to the knowledge of the Issuer, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect; (v) has not received any written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take, action to limit, suspend, materially modify or revoke any Authorizations nor is any such limitation, suspension, modification or revocation threatened, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations, except where the failure to do so would not reasonably be expected to have a Material Adverse effect, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate in all material respects on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority;

(ii) The preclinical studies and clinical trials conducted by or on behalf of or sponsored by the Issuer, or in which the Issuer has participated, that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package and the Prospectus, as applicable, and are intended to be submitted to Regulatory Authorities, were and, if still pending, are being conducted in accordance with all applicable statutes, rules and regulations of the United States Food and Drug Administration (“FDA”) and comparable drug regulatory agencies outside of the United States to which it is subject (collectively, the “Regulatory Authorities”), including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312; the descriptions in the Registration Statement, the Disclosure Package or the Prospectus of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived from such studies and trials; the Issuer has no knowledge of any other studies or trials the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, Disclosure Package and the Prospectus; except to the extent disclosed in the

Registration Statement, the Disclosure Package and the Prospectus, no investigational new drug application or investigational device exemption or comparable submission filed by or on behalf of the Issuer with the FDA or other Regulatory Authority has been terminated or suspended by any Regulatory Authority, and no Regulatory Authority has commenced, or, to the knowledge of the Issuer, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay or suspend, any proposed or ongoing clinical investigation conducted or proposed to be conducted by or on behalf of the Issuer;

(jj) The Issuer owns, possesses, licenses or has other rights to use, on reasonable terms, all trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property, and to Issuer’s knowledge, all patents and patent applications (collectively, the “Intellectual Property”) necessary for the conduct of the Issuer’s business as now conducted or as proposed in the Disclosure Package and Prospectus to be conducted, except in each case where the failure to own, possess, license, or have such other rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus under the caption “Business — Intellectual Property,” (a) to Issuer’s knowledge, there are no rights of third parties to any such Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Disclosure Package and the Prospectus as licensed to the Issuer or that would, individually or in the aggregate have a Material Adverse Effect; (b) to the Issuer’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the Issuer’s rights in or to any such Intellectual Property, and the Issuer is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Issuer is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others that the Issuer infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Issuer is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim asserting that the Issuer infringes, or would, upon the commercialization of any product or product candidate described in the Disclosure Package and the Prospectus as under development, infringe any issued third-party U.S. patent; and (g) there is no prior art of which the Issuer is aware that may render any U.S. patent described in the Disclosure Package and the Prospectus as being owned by the Issuer invalid or any U.S. patent application described in the Disclosure Package and the Prospectus as being owned by the Issuer un-patentable which, in each case, has not been disclosed to the U.S. Patent and Trademark Office;

(kk) The statements contained in the Preliminary Prospectus and the Prospectus under the captions “Risk Factors — Risks Related to Our Intellectual Property” and “Business — Intellectual Property,” insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(ll) All the outstanding shares of capital stock of the Issuer have been duly and validly authorized and issued and are fully paid and non-assessable, and, the Securities and Representatives’ Securities, have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and non-assessable.

(mm) All information contained in the questionnaire (the “Questionnaires”) provided by the Representatives regarding certain matters related to the Financial Industry Regulatory Authority, Inc. (“FINRA”) and completed by the Issuer, its officers, directors and affiliates thereof and provided to the Representatives, is true and correct and the Issuer has not become aware of any information that would cause the information disclosed in such Questionnaires completed to become inaccurate and incorrect. Except as disclosed in the FINRA questionnaires provided to the Representatives, to the Issuer’s knowledge: (i) no officer, director, or beneficial owner of any class of the Issuer’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member (as defined below) or a person associated or affiliated with a Member and (ii) no Company Affiliate is an owner of stock or other securities of any Member (other than securities purchased on the open market). Except as described in the Registration Statement, the Disclosure Package and the Prospectus: (i) there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Issuer, or any officer, director or director nominee of the Issuer with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Issuer, or any such officer, director or director nominee, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority (“FINRA”); (ii) the Issuer has not made any direct or indirect payments (in cash, securities or any other “item of value” as defined in Rule 5110(c)(3) of FINRA’s Conduct Rules): (x) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Issuer or introducing to the Issuer persons who raised or provided capital to the Issuer; (y) to any person that, to the Issuer’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (z) to any person or entity that, to the Issuer’s knowledge, has any direct or indirect affiliation or association with any Member, within the twelve months prior to the Effective Date, other than payments to the Underwriters pursuant to this Agreement; (iii) no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Issuer and (iv) no proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Registration Statement, Disclosure Package and the Prospectus) will be paid by the Issuer to any Member, or any persons associated or affiliated with a Member.

(nn) The Issuer is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of its information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases and the protection of all personal, personally identifiable, sensitive, confidential or regulated data from unauthorized use, access, misappropriation or modification;

(oo) Any certificate signed by any officer of the Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the Offering, shall be deemed a representation and warranty by the Issuer, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of $[•] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto; and

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [•] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Issuer and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Issuer setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

(c) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer hereby agrees that it shall issue and sell to the Representatives (and/or their designees) on the Closing Date (as defined herein) the Representatives’ Warrant for the purchase of an aggregate of [•] shares of Common Stock, representing 2% of the Underwritten Securities, for an aggregate purchase price of $[100.00]. The Representatives’ Warrant Agreement shall provide that the Representatives’ Warrant shall be exercisable, in whole or in part, commencing on a date which is one (1) year after the Effective Date (as defined herein) and expiring on the three-year anniversary of the Effective Date, at an initial exercise price per share of Common Stock of $[•], which is equal to 130% of the initial public offering price of the Underwritten Securities. The Representatives understand and agree that there are significant restrictions pursuant to FINRA Rule 5110(g) against transferring the Representatives’ Securities during the one hundred eighty (180) days after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representatives’ Securities, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Representatives’ Securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representatives or of any such Underwriter or selected dealer (or to any other person permitted under FINRA Rule 5110(g); and only if any such transferee agrees to the foregoing lock-up restrictions.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date), shall be made at 10:00 AM, Eastern Standard Time, on [•], 2018, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of and payment for the Representatives’ Warrants shall be made on the Closing Date and the Representatives’ Warrants shall be issued in the name or names of the Representatives or their designees and in such authorized denominations as the Representatives may request. For purposes herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York, New York. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. On the Closing Date, the Issuer shall have delivered to the Representatives executed copies of the Representatives’ Warrant Agreement.

If the option provided for in Section 2(b) hereof is exercised after the second Business Day immediately preceding the Closing Date, the Issuer will deliver the Option Securities (at the expense of the Issuer) to the Representatives, at 666 3rd Ave, New York, NY 10017, on the date specified by the Representatives (which shall be within two Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. If settlement for the Option Securities occurs after the Closing Date, the Issuer will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. The Issuer agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Issuer will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Issuer has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Issuer will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) under the Securities Act within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuer will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuer will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable;

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b) under the Securities Act, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Issuer will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request;

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder, the Issuer promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request;

(d) As soon as practicable, the Issuer will make generally available to its security holders and to the Representatives an earnings statement or statements of the Issuer which will satisfy the provisions of Section 11(a) of Rule 158 under the Securities Act;

(e) The Issuer will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Issuer will pay the expenses of printing or other production of all documents relating to the offering;

(f) The Issuer will arrange, if necessary, for the qualification of the Securities and Representatives’ Warrant Shares for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities and Representatives’ Warrant Shares; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities or Representatives’ Warrant Shares, in any jurisdiction where it is not now so subject.

(g) The Issuer will not, without the prior written consent of ThinkEquity offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or any affiliate of the Issuer or any person in privity with the Issuer or any affiliate of the Issuer) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, provided, however, that the Issuer may (i) effect the transactions contemplated by this Underwriting Agreement, (ii) issue Common Stock or other awards, or issue Common

Stock or other securities of the Issuer upon the exercise or vesting of awards, pursuant to any employee incentive award plan described in the Registration Statement, Disclosure Package or Prospectus; provided, that, the recipients thereof provide ThinkEquity with a signed lock-up agreement substantially in the form of Exhibit B hereto (the “Lock-Up Agreement”); (iii) issue shares of Common Stock upon the conversion or exercise of convertible securities or warrants described in the Registration Statement, the Disclosure Package or the Prospectus, (iv) file a registration statement on Form S-8 to register shares of Common Stock issuable pursuant to any employee incentive award plan described in the Registration Statement, Disclosure Package or Prospectus and (v) issue shares of Common Stock in connection with any joint venture, commercial or collaborative relationship, or the acquisition or license by the Issuer of the securities, businesses, property or other assets of another person or entity, or pursuant to any employee benefit plan as assumed by the Issuer in connection with any such acquisition; provided, however, that (A) such shares of Common Stock shall not in the aggregate exceed 5% of the Issuer’s outstanding shares of Common Stock immediately following the consummation of the offering of the Securities contemplated by this Underwriting Agreement and (B) the recipients thereof provide ThinkEquity a signed Lock-Up Agreement.

(h) If ThinkEquity, in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Issuer and provides the Issuer with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Issuer agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two Business Days before the effective date of the release or waiver;

(i) The Issuer will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities and the Representatives’ Securities;

(j) The Issuer agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) all filing fees and expenses associated with the review of the Offering by FINRA; (iii) all fees and expenses relating to the listing of the Securities on the Nasdaq Global Market, or the Nasdaq Global Select Market, including any fees charged by The Depository Trust Company for new securities; (iv) all fees, expenses and disbursements relating to the registration or qualification of such Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representatives may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel (up to a maximum of $5,000)); (v) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities and the Representatives’ Securities under the securities laws of such foreign jurisdictions as the Representatives may reasonably designate; (vi) the costs of all mailing and printing of the underwriting documents (including, without limitation, this Underwriting Agreement, the Representatives’ Warrant Agreement, any “blue sky” surveys and, if appropriate, any agreement among the Underwriters, selected dealers’ agreement, Underwriters’ questionnaire and power of attorney), registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many Preliminary Prospectuses and Prospectuses as the Representatives may reasonably deem necessary; (vii) fees and expenses of the transfer agent for the Common Stock; (vii) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Issuer to the Representatives; (ix) the fees and expenses of the Issuer’s accountants; (x) the fees and expenses of the Issuer’s legal counsel and other agents and representatives and (xi) the reasonable out-of-pocket expenses for one attendee from the Underwriters to attend road show meetings with potential investors and group lunches arranged by the Underwriters that are approved in advance by the Company (such approval not to be unreasonably withheld), for up to a maximum of $25,000.

(k) The Issuer agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuer that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuer, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Issuer with the SEC or retained by the Issuer under Rule 433 under the Securities Act. Any such free writing prospectus consented to by the Representatives or the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping;

(l) The Issuer will notify promptly the Representatives if the Issuer ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 180-day restricted period referred to in Section 5(g) hereof; and

(m) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Issuer will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(n) The Issuer further agrees that, in addition to the expenses payable pursuant to Section 5(j), on the Closing Date it shall pay to the Representatives, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Issuer from the sale of the Underwritten Securities.

(o) The Issuer hereby grants ThinkEquity, and ThinkEquity shall have, an irrevocable right of first refusal (the “Right of First Refusal”), for a period of twelve (12) months after the Effective Date, to act as sole investment banker, sole book-runner and/or sole placement agent, at ThinkEquity’s sole discretion, for each and every future public or private equity or debt offering, including all equity-linked financings (each, a “Subject Transaction”), during such twelve (12) month period, of the Issuer, or any successor to or subsidiary of the Issuer, on terms and conditions customary for such Subject Transaction, in each case, reasonably satisfactory to ThinkEquity. For the avoidance of any doubt, the Issuer shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of ThinkEquity, not to be unreasonably withheld. ThinkEquity shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in a Subject Transaction and the economic terms of any such participation. The Company shall notify ThinkEquity of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by registered mail or overnight courier service addressed to ThinkEquity. If ThinkEquity fails to exercise its Right of First Refusal with respect to any Subject Transaction within ten (10) Business Days after the mailing of such written notice, then it shall have no further claim or right with respect to the Subject Transaction. ThinkEquity may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by ThinkEquity shall not adversely affect its Right of First Refusal with respect to any other Subject Transaction during the twelve (12) month period agreed to above. If ThinkEquity does not elect to exercise the Right of First Refusal and the material terms of the Subject Transaction are subsequently materially modified as to scope and nature, then the Company will resubmit the proposed modified terms of the Subject Transaction in writing to ThinkEquity, and ThinkEquity shall have ten (10) Business Days after receipt of such written notice to advise the Company of its election to participate in the proposed transaction. ThinkEquity’s Right of First Refusal shall terminate immediately upon the earlier of (i) the individuals listed on Schedule IV hereto no longer serving in their respective positions, as listed on Schedule IV, or (ii) the individuals listed on Schedule IV no longer actively working on behalf of ThinkEquity on matters related to the Issuer.2

[2]	NTD: Include only if the final pre-money valuation is at least $140 million and the net proceeds from the offering to the Issuer are at least $35 million.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Issuer contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Issuer made in any certificates pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) under the Securities Act; any material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

(b) The Issuer shall have requested and caused Latham & Watkins LLP, counsel for the Issuer, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(c) The Issuer shall have requested and caused Cooley LLP, intellectual property counsel for the Issuer, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(d) The Representatives shall have received from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

(e) The Issuer shall have furnished to the Representatives a certificate of the Issuer, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Issuer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities and this Underwriting Agreement and that:

(i) the representations and warranties of the Issuer in this Underwriting Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Issuer’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Issuer, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(f) The Issuer shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package, and each free writing prospectus, if any.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Issuer, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h) Prior to the Closing Date, the Issuer shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(i) The Common Stock shall have been listed and admitted and authorized for trading on the Nasdaq Global Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(j) At the Execution Time, the Issuer shall have furnished to ThinkEquity a Lock-Up Agreement from each officer and director of the Issuer and substantially all of the stockholders and option holders of the Issuer, addressed to the Representatives.

(k) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(l) On the Closing Date, the Issuer shall have delivered to the Representatives (and/or its designees) executed copies of the Representatives’ Warrant Agreement.

(m) [At the Execution Time, the Closing Date and any settlement date as the case may be, the Issuer shall have furnished to the Representatives a certificate, dated such date, of its the principal financial or accounting officer, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.]

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Underwriters, at 666 3rd Ave, New York, NY 10017, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer will reimburse the Underwriters severally through the Representatives, on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Issuer agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, with respect to the Registration Statement, not misleading or, with respect to the Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer shall not be obligated to pay the fees and expenses of more than one counsel chosen by the Underwriter (other than local counsel); and, provided, further, the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuer may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuer, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuer acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and under the heading “Underwriting” (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties (not to be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Issuer and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuer shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act, each officer of the Issuer who shall have signed the Registration Statement and each director of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Underwriting Agreement will terminate without liability to any non-defaulting Underwriter or the Issuer. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Issuer’s Common Stock shall have been suspended by the SEC, the Nasdaq Global Market or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer or its officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuer or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Underwriting Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to ThinkEquity, a division of Fordham Financial Management, Inc., 17 State Street, 22nd Floor, New York, New York 10004, Attention: Eric Lord, Fax No. (212) 349-2550 and H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, Attention: Head of Investment Banking or, if sent to Alzheon, Inc., will be mailed, delivered or telefaxed to 111 Speen St. #306, Framingham, MA 01701, Attention: Chief Executive Officer.

13. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Jurisdiction. The Issuer agrees that any suit, action or proceeding against the Issuer brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any

State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer hereby appoints Martin Tolar, M.D. Ph.D., Alzheon, Inc., 111 Speen St. #306, Framingham, MA 01701, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Issuer hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action arising out of or based upon this Underwriting Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Massachusetts.

15. No Fiduciary Duty. The Issuer hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Underwriting Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer and (c) the Issuer’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer on related or other matters). The Issuer agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer, in connection with such transaction or the process leading thereto.

16. Integration. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. The Issuer hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

19. Counterparts. This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer and the several Underwriters.

Very truly yours, Alzheon, Inc.

By:
Name: Title:

The foregoing Underwriting Agreement is hereby

confirmed and accepted as of the

date first above written.

ThinkEquity, a division of Fordham Financial Management, Inc.

By:	Name: Title:

H.C. Wainwright & Co., LLC

By:	Name: Title:

For themselves and the other

several Underwriters named in

Schedule I to the foregoing

Underwriting Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
ThinkEquity, a division of Fordham Financial Management, Inc.
H.C. Wainwright & Co., LLC
The Benchmark Company, LLC

Total

SCHEDULE II

[None]

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SCHEDULE III

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SCHEDULE IV

Name	Title/Position
Ramnarain Jaigobind	Chief Executive Officer, ThinkEquity, a division of Fordham Financial, Inc.

Eric Lord	Head of Investment Banking, ThinkEquity, a division of Fordham Financial, Inc.

Dr. David Sans	Managing Director, Healthcare Investment Banking, ThinkEquity, a division of Fordham Financial, Inc.

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EXHIBIT A

[Representatives’ Warrant Agreement]

EXHIBIT B

Form of Lock-up Agreement

Alzheon, Inc.

Public Offering of Common Stock

________________, 2018

ThinkEquity

A division of Fordham Financial Management, Inc.

17 State Street, 22nd Floor

New York, NY 10004

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”), between Alzheon, Inc., a Delaware corporation (the “Issuer”), and you as representative of the group of underwriters named therein (the “Representative”), relating to an underwritten public offering of Common Stock, $0.001 par value per share (the “Common Stock”), of the Issuer (the “Offering”).

In order to induce you to enter into the Underwriting Agreement as the Representative, the undersigned will not, without your prior written consent, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or the undersigned’s controlled affiliates), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Issuer or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof through 180 days after the date of the Underwriting Agreement (the “Lock-up Period”), other than:

(i)	as a bona fide gift or gifts for bona fide estate planning purposes;

(ii)

to any Immediate Family Member (as defined below) of the undersigned or any trust or other legal entity for the direct or indirect benefit of the undersigned or one or more Immediate Family Members of the undersigned;

(iii)	transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary, trustee or Immediate Family Member of the undersigned;

(iv)	to a charitable organization or educational institution;

(v)

to cover the payment of taxes due upon or consideration required in connection with the vesting, conversion or exercise of securities issued under an equity incentive plan or stock purchase plan of the Company or an employment arrangement described in the Prospectus (as defined in the Underwriting Agreement), including the withholding of shares by, or surrender of shares to, the Company or pursuant to a “net” or “cashless” exercise or settlement feature, provided that if the undersigned is required to make a filing under the Exchange Act, such filing shall include a footnote describing the purpose of the transaction;

(vi)	transactions relating to shares of Common Stock or other securities acquired in the Offering or in open market transactions after the completion of the Offering;

(vii)

transfers of Common Stock or securities convertible into or exchangeable for Common Stock to any affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended), limited partners, general partners, limited liability company members or stockholders of the undersigned, or if the undersigned is a corporation to any wholly owned subsidiary of such corporation;

(viii)

as part of a distribution, transfer or disposition by the undersigned to its limited or general partners, members, stockholders, beneficiaries (or the estates thereof), other equity holders or affiliates;

(ix)

pursuant to any contractual arrangement described in the Prospectus in effect on the date of this agreement that provides for the repurchase of the undersigned’s shares of Common Stock by the Company, including in connection with the termination of the undersigned’s employment or other service relationship with the Company or the undersigned’s failure to meet certain conditions set out upon receipt of such shares of Common Stock, provided that if the undersigned is required to make a filing under the Exchange Act, such filing shall include a footnote describing the purpose of the transaction;

(x)	transfers pursuant to a divorce settlement agreement or decree or a qualified domestic relations order;

(xi)

pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a Change of Control (as defined below) of the Company after the closing of the Offering and approved by the Company’s board of directors, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the shares of Common Stock owned by the undersigned shall remain subject to the restrictions contained in this agreement;

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provided that, in the case of clause (vi) (a) no filing under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required and (b) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be voluntarily made by the undersigned, in the case of both items (a) and (b), during the Lock-Up Period, other than Forms 5 and Schedule 13F; and provided further that in the case of clauses (i), (ii), (iv),(vii), (viii), and (x) (a) the recipient agrees to be bound in writing by the same restrictions set forth herein for the duration of the Lock-Up Period, (b) no filing under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required during the Lock-Up Period, other than Forms 5 and Schedule 13F, (c) no filing under Section 13 of Section 16(a) of the Exchange Act or other public announcement shall be voluntarily made by the undersigned or the transferee during the Lock-Up Period, other than Forms 5 and Schedule 13F, and (d) any such transfer shall not involve a disposition for value.

For purposes of this agreement, “Immediate Family Member” shall mean any natural person related to the undersigned by blood, marriage or adoption, not more remote than a first cousin. For purposes of this agreement, “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of the total voting power of the voting shares of the Company.

If the undersigned is an officer or director of the Issuer, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering.

Furthermore, nothing in this agreement shall be deemed to prevent the undersigned from establishing or amending any contract, instruction or plan (a “Plan”) pursuant to Rule 10b5-1 under the Exchange Act, provided that (a) such Plan does not provide for the transfer of Common Stock during the Lock-up Period and (b) no filing under the Exchange Act nor any other public filing or disclosure of any such action shall be required or voluntarily made by the undersigned or any other person in connection therewith, in each case during the Lock-up Period.

If the undersigned is an officer or director of the Issuer, (i) ThinkEquity agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, ThinkEquity will notify the Issuer of the impending release or waiver, and (ii) the Issuer has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by ThinkEquity hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If (i) the Company, on the one hand, or the Representatives, on the other hand, notifies the other in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the SEC related to the Offering is withdrawn, (iii) the Underwriting Agreement is not executed on or before November 30, 2018 or (iv) the Underwriting Agreement

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(other than the provisions thereof that survive termination) terminates or is terminated prior to the Closing Date (as defined in the Underwriting Agreement), then in each case, this Agreement shall automatically, and without any action on the part of any other party, terminate and be of no further force and effect, and the undersigned shall automatically be released from the obligations under this Agreement.

[Signature Page Follows]

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Executed as of the date first written above.

Yours very truly,

If signing as an Individual:

Name of Stockholder (Print exact name)

Signature

Title

If signing as an Entity:

By:
Name of Stockholder (Print exact name)

Signature

Name (Print exact name)

Title

EXHIBIT C

Form of Press Release

Alzheon, Inc.

[Date]

Alzheon, Inc. (the “Company”) announced today that ThinkEquity, a division of Fordham Financial Management, Inc., one of the joint book-running managers in the Company’s recent initial public offering of     shares of common stock of the Company, is [waiving] [releasing] a lock-up restriction with respect to     shares of common stock of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on     ,             20     , and the shares of common stock may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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